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                                   EXHIBIT 3

                          Batchelder & Partners, Inc.
                     4330 La Jolla Village Drive, Suite 200
                          San Diego, California  92122

David H. Batchelder
President



                                 July 11, 1995

Mr. Dennis Washington
101 International Way
Missoula, Montana  59802

Dear Dennis:

     This letter is in reference to the Letter Agreement dated July 29, 1994, as amended, between you and Batchelder & Partners, Inc. This will confirm our agreement that such Letter Agreement is hereby amended to change all references to "December 31, 1995" to "December 31, 1996."

                              Very truly yours,

                              BATCHELDER & PARTNERS, INC.



                                         /s/ David H. Batchelder
                                  -----------------------------------
                                  By:  David H. Batchelder, President

Agreed and Accepted:


   /s/ Dennis Washington
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Dennis Washington